Exhibit M

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-123004 of Enhanced Equity Yield Fund, Inc. on Form N-2 of our report dated April 29, 2005 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm and Experts" in the Prospectus.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
April 29, 2005